Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Fred Zinn, President and CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

DREW INDUSTRIES REPORTS FOURTH QUARTER
AND 2012 FULL-YEAR RESULTS

White Plains, New York – February 20, 2013 – Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today reported net income of $4.7 million, or $0.21 per diluted share, for the fourth quarter ended December 31, 2012, net of a previously announced after-tax charge of $0.9 million in connection with executive succession. Excluding this charge, net income would have been $5.7 million, or $0.25 per diluted share, an increase of 39 percent compared to net income of $4.1 million, or $0.18 per diluted share, in the fourth quarter of 2011.

Net sales in the 2012 fourth quarter increased to $200 million, 25 percent higher than last year, as a result of a 31 percent sales increase by Drew’s RV Segment. This segment accounted for 86 percent of consolidated net sales this quarter. RV Segment sales growth was largely due to a 21 percent increase in industry-wide wholesale shipments of travel trailer and fifth-wheel RVs, Drew’s primary RV market. Sales of recently introduced RV products and motorhome components also increased, as did sales to adjacent industries.

In January 2013, consolidated net sales reached approximately $85 million, 28 percent higher than in January 2012, as a result of continued solid growth in the Company’s RV Segment. Drew estimates that industry-wide production of towable RVs increased about 20 percent in January 2013.

Retail demand for towable RVs has reportedly remained strong, as evidenced by favorable reports from recent retail RV trade shows. Most industry analysts report that dealer inventories of towable RVs are in-line with retail demand. Future RV industry-wide production levels will depend on the strength of retail sales. Drew estimates that January 2013 industry-wide production of manufactured homes was approximately the same as in January 2012.

The Company’s content per travel trailer and fifth-wheel RV in 2012 increased by $365 to $2,713, or 16 percent greater than in 2011. Content per motorhome RV reached $1,071 in 2012, an increase of 68 percent over 2011. The Company’s content per manufactured home declined 2 percent from the year-earlier period. The change in content per unit is a measure of the change in Drew’s overall market share across its existing product lines.

“Our solid sales gains, along with favorable RV industry fundamentals, are encouraging,” said Fred Zinn, Drew’s President and CEO. “In the 2012 fourth quarter our operating profit margin before executive succession charges, while higher than last year, did not improve enough. Labor efficiencies improved at several key production facilities. However, this improvement was offset by the cost of implementing facility consolidations and improving production processes, as well as refinements to the calculation of our warranty accrual, and other transitory cost increases. We are confident in our ability to achieve profit improvement, particularly in the second half of 2013, as these costs return to more normal levels, and as the bottom-line impact of the efficiency improvements that have been implemented gains momentum.”

Exhibit 99.1

“The steps we have taken are enabling our production lines to be more efficient,” said Jason Lippert, CEO of Drew’s subsidiaries, Lippert Components and Kinro. “During the quarter we consolidated and realigned production of several key product lines, including furniture, manufactured housing and RV windows, chassis and thermoforming, and continued to benefit from and expand our lean manufacturing initiatives. While these efforts cost us $2 million in the 2012 fourth quarter, they are continuing to make us more efficient. Also, in the 2012 fourth quarter we retained more of our seasonal workforce than typical, ending the year with 5,200 employees. We spent the last 12 months building and training our workforce, so that we can minimize hiring and training costs as demand ramps up in early 2013.”

“As previously announced, Fred Zinn will retire as CEO in May, and Jason Lippert will become Drew’s CEO, and Scott Mereness will become President and COO,” said Leigh Abrams, Chairman of Drew’s Board of Directors. “Although Fred Zinn will be missed, we have prepared well and Jason and Scott have been essential to our growth and success for more than a decade, and they both have outstanding reputations in the RV and manufactured housing industries. As they assume these expanded roles, we are confident that they, and the great team they’ve built, will successfully lead Drew for years to come.”

2012 Full-Year Results
Net sales for the year ended December 31, 2012 increased by $220 million, to a record $901 million. Acquisitions added approximately $60 million to 2012 net sales. Sales growth in new markets and new products were also key factors enabling Drew’s sales to exceed industry growth rates. Key additions to the Company’s RV product lines in recent years include advanced leveling devices, in-wall slide-out systems, and awnings. Together, net sales of these products reached $65 million in 2012.

In 2012, Drew continued to grow outside its core RV and manufactured housing markets, with aggregate net sales of components for adjacent industries increasing 68 percent, to $96 million, and aftermarket net sales increasing 14 percent to $35 million in 2012. Together, these markets now account for nearly 15 percent of consolidated net sales, an increase from 10 percent of consolidated net sales in 2010.

For the full year 2012, Drew’s net income increased to $37.3 million, or $1.64 per diluted share. Excluding charges related to executive succession, net income would have been $38.3 million in 2012, or $1.68 per diluted share, up from net income of $30.1 million, or $1.34 per diluted share in 2011.

In December 2012, the Company paid a special dividend of $2.00 per share, aggregating $45 million. After the payment of that dividend, the Company had $10 million in cash and no debt at December 31, 2012, and had almost $200 million in unused credit lines. Return on equity for the 12 months ended December 31, 2012 improved to 12.7 percent, from 11.4 percent in the year-earlier period.

Conference Call & Webcast
Drew will provide an online, real-time webcast of its fourth quarter 2012 earnings conference call on the Company’s website, www.drewindustries.com, on Wednesday, February 20, 2013 at 11:00 a.m. Eastern time. The call can also be accessed at www.companyboardroom.com.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by telephone by dialing (888) 286-8010 and referencing access code 61963755. A replay of the webcast will also be available on Drew’s website.

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs, manufactured homes, modular housing, truck caps and buses, and trailers used to haul boats, livestock, equipment and other cargo. Currently, from 30 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes. Additional information about Drew and its products can be found at www.drewindustries.com.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933 (the “Securities Act”).

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission (the “SEC”).

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components, and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the successful integration of acquisitions, realization of efficiency improvements, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of products for which we sell our components.

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Exhibit 99.1

DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2012	2011	2012	2011

Net sales	$901,123	$681,166	$200,234	$159,596
Cost of sales	732,464	541,445	164,363	131,814
Gross profit	168,659	139,721	35,871	27,782
Selling, general and administrative expenses	109,071	91,173	27,572	21,890
Executive succession	1,456	-	1,456	-
Operating profit	58,132	48,548	6,843	5,892
Interest expense, net	330	292	84	95
Income before income taxes	57,802	48,256	6,759	5,797
Provision for income taxes	20,462	18,197	2,014	1,709
Net income	$37,340	$30,059	$4,745	$4,088

Net income per common share:
Basic	$1.66	$1.35	$0.21	$0.18
Diluted	$1.64	$1.34	$0.21	$0.18

Weighted average common shares outstanding:
Basic	22,558	22,267	22,712	22,309
Diluted	22,828	22,444	23,138	22,495

Depreciation and amortization	$25,665	$20,522	$6,454	$5,453
Capital expenditures	$32,026	$24,317	$10,016	$6,596

Exhibit 99.1

DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
(In thousands)	2012	2011	2012	2011

Net sales:
RV Segment:
RV OEMs:
Travel trailers and fifth-wheels	$658,961	$499,852	$144,308	$112,106
Motorhomes	30,196	15,828	7,628	3,584
RV aftermarket	19,119	14,660	4,405	2,491
Adjacent industries	72,649	40,303	15,641	12,806
Total RV Segment net sales	780,925	570,643	171,982	130,987

MH Segment:
Manufactured housing OEMs	80,392	77,087	18,714	20,975
Manufactured housing aftermarket	16,060	16,184	3,330	3,491
Adjacent industries	23,746	17,252	6,208	4,143
Total MH Segment net sales	120,198	110,523	28,252	28,609

Total net sales	$901,123	$681,166	$200,234	$159,596

Operating Profit:
RV Segment	$55,120	$45,715	$7,911	$5,345
MH Segment	13,335	11,980	2,393	3,017
Total segment operating profit	68,455	57,695	10,304	8,362
Corporate	(8,508)	(7,483)	(1,995)	(1,637)
Executive succession	(1,456)	-	(1,456)	-
Accretion related to contingent consideration	(1,756)	(1,886)	(406)	(492)
Other non-segment items	1,397	222	396	(341)
Total operating profit	$58,132	$48,548	$6,843	$5,892

Exhibit 99.1

DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	December 31,
(In thousands)	2012	2011

Current Assets
Cash and cash equivalents	$9,939	$6,584
Accounts receivable, net	21,846	22,620
Inventories	97,367	92,052
Deferred taxes	10,073	10,125
Prepaid expenses and other current assets	14,798	6,187
Total current assets	154,023	137,568
Fixed assets, net	107,936	95,050
Goodwill	21,177	20,499
Other intangible assets, net	69,218	79,059
Deferred taxes	14,993	14,496
Other assets	6,521	4,411
Total assets	$373,868	$351,083

Current liabilities
Accounts payable, trade	$21,725	$15,742
Accrued expenses and other current liabilities	48,055	36,169
Total current liabilities	69,780	51,911
Other long-term liabilities	19,843	21,876
Total liabilities	89,623	73,787
Total stockholders' equity	284,245	277,296
Total liabilities and stockholders' equity	$373,868	$351,083

Exhibit 99.1

DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Twelve Months Ended
	December 31,
(In thousands)	2012	2011

Cash flows from operating activities:
Net income	$37,340	$30,059
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	25,665	20,522
Stock-based compensation expense	6,318	4,587
Deferred taxes	(533)	821
Other non-cash items	654	1,570
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	774	(5,007)
Inventories	(4,727)	(14,738)
Prepaid expenses and other assets	(10,738)	(1,848)
Accounts payable	5,983	4,391
Accrued expenses and other liabilities	11,953	(3,526)
Net cash flows provided by operating activities	72,689	36,831

Cash flows from investing activities:
Capital expenditures	(32,026)	(24,317)
Acquisitions of businesses	(1,473)	(50,302)
Proceeds from maturity of short-term investments	-	5,000
Proceeds from sales of fixed assets	5,420	1,338
Other investing activities	(119)	(843)
Net cash flows used for investing activities	(28,198)	(69,124)

Cash flows from financing activities:
Exercise of stock options and deferred stock units	8,217	1,188
Proceeds from line of credit borrowings	52,227	130,500
Repayments under line of credit borrowings	(52,227)	(130,500)
Payment of contingent consideration related to acquisitions	(4,315)	(402)
Payment of special dividend	(45,038)	-
Purchase of treasury stock	-	(626)
Other financing activities	-	(163)
Net cash flows used for financing activities	(41,136)	(3)

Net increase (decrease) in cash	3,355	(32,296)

Cash and cash equivalents at beginning of period	6,584	38,880
Cash and cash equivalents at end of period	$9,939	$6,584

Exhibit 99.1

DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Twelve Months Ended			Three Months Ended
	December 31,			December 31,
	2012		2011	2012		2011
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	242.9		212.9	54.7		45.2
Motorhome RVs	28.2		24.8	6.9		4.8
Manufactured homes	54.9		51.6	13.0		14.5
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	222.5		206.0	32.3	(2)	30.1
Impact on dealer inventories	20.4	(2)	6.9	22.4	(2)	15.1

				Twelve Months Ended
				December 31,
				2012		2011
Drew Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$2,713		$2,348
Motorhome RV				$1,071		$638
Manufactured home				$1,465		$1,493

				December 31,
				2012		2011
Balance Sheet Data:
Current ratio				2.2		2.7
Total indebtedness to stockholders' equity				-		-
Days sales in accounts receivable				14.3		17.1
Inventory turns, based on last twelve months				7.8		6.3

				2013
Estimated Full Year Data:
Capital expenditures				$ 25 - 30 million
Depreciation and amortization				$ 24 - 26 million
Stock-based compensation expense				$ 7 - 8 million
Annual tax rate				37% - 38%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association ("RVIA"). Industry wholesale production data for manufactured homes provided by the Institute for Building Technology and Safety ("IBTS"). Industry retail sales data provided by Statistical Surveys, Inc.

(2) December retail sales data for RVs has not been published yet, therefore 2012 retail data for RVs includes an estimate for December 2012 retail units.